SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

RAVE RESTAURANT GROUP, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

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4.        Date Filed:

Mark E. Schwarz

Chairman of the Board

RAVE Restaurant Group, Inc.

3551 Plano Parkway

The Colony, TX 75056

www.raverg.com

Scott Crane

Chief Executive Officer

To our Shareholders:

We are pleased to invite you to the Annual Meeting of Shareholders of RAVE Restaurant Group, Inc. to be held at Hampton Inn-The Colony, 3650 Plano Parkway, The Colony, Texas 75056, on Tuesday, December 4, 2018, at 3:00 p.m., local time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone, or attend the Annual Meeting and vote in person. On behalf of our board of directors, we urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone, even if you currently plan to attend the Annual Meeting. This will help to ensure your representation at the Annual Meeting. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in RAVE Restaurant Group, Inc.

 Sincerely,

Mark E. Schwarz

Scott Crane

Chairman of the Board

Chief Executive Officer

RAVE RESTAURANT GROUP, INC.

3551 PLANO PARKWAY

THE COLONY, TEXAS 75056

(469) 384-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date: 3:00 p.m., local time, on Tuesday, December 4, 2018.

 Place: Hampton Inn-The Colony’

3650 Plano Parkway

The Colony, Texas 75056

Items of Business	(1)	To elect six directors to hold office until the next Annual Meeting of shareholders or until their respective successors have been elected and qualified;

(2)	To conduct an advisory vote on a resolution approving the Company’s compensation of its named executive officers;

(3)	To approve an amendment to the Company’s 2015 Long Term Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 1,200,000 shares to 3,000,000 shares;

(4)	To ratify the appointment of Montgomery Coscia Greilich LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year; and

(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a shareholder of the Company as of the close of business on October 10, 2018 (the "Record Date"). At the close of business on the Record Date, there were 15,047,470 outstanding shares of common stock, $.01 par value per share (the "Common Stock"), of the Company. No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

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Meeting Admission: You are entitled to attend the Annual Meeting only if you were a Company shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, we may verify your ownership as of the Record Date prior to admitting you to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to October 10, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. The Company may refuse admission to the Annual Meeting to anyone who does not provide proper identification upon request.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided or, in most cases, by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers – Voting Information” in the accompanying Proxy Statement and the instructions on the accompanying proxy card.

By order of the Board of Directors,

Mark E. Schwarz

Chairman of the Board

The Colony, Texas

October 17, 2018

This Notice of Annual Meeting and Proxy Statement and form of proxy are first being distributed on or about

October 17, 2018.

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PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 4, 2018

RAVE Restaurant Group, Inc., a Missouri corporation (the “Company”), is soliciting proxies to be voted at its Annual Meeting of Shareholders to be held at Hampton Inn-The Colony, 3650 Plano Parkway, The Colony, Texas 75056, on Tuesday, December 4, 2018, at 3:00 p.m., local time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the Company’s shareholders on or about October 17, 2018.

QUESTIONS AND ANSWERS

Proxy Materials

1.       Why am I receiving these materials?

The board of directors (the “Board”) of the Company is providing these proxy materials to you in connection with the Company’s Annual Meeting of Shareholders, which is scheduled to take place on Tuesday, December 4, 2018, at 3:00 p.m., local time. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement.

2.       What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and Board committees, the compensation of directors and executive officers and other required information.

3.       How may I obtain the Company’s Form 10-K and other financial information?

A copy of our 2018 Annual Report, which includes our Form 10-K for the fiscal year ended June 24, 2018, is enclosed. Shareholders may request another free copy of our 2018 Annual Report from:

RAVE Restaurant Group, Inc.

Attn: Investor Relations

3551 Plano Parkway

The Colony, TX 75056

(800) 880-9955

Alternatively, current and prospective investors can access the 2018 Annual Report on the Investor Relations page of our web site at www.raverg.com.

We will also furnish any exhibit to the Form 10-K, if specifically requested.

4.       How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2018 Annual Report) unless you have provided contrary instructions. If you hold shares beneficially in “street name” and you wish to receive a separate set of proxy materials in the future, please contact:

Broadridge Financial Solutions, Inc.

(800) 542-1061

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 5.       How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address shown in the answer to Question 3 above and request that a single set of proxy materials be sent to your household in the future.

6.       How may I request an electronic copy of the proxy materials?

You may sign up for future electronic delivery of proxy materials at www.proxyvote.com www.proxyvote.com by using your control number and following the instructions online.

7.       What should I do if I receive more than one set of proxy materials?

Under certain circumstances, you may receive more than one set of proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a proxy card for each such brokerage account. If you are a shareholder of record and your shares are registered in more than one name, or variation of a name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

Voting Information

8.       What matters will be acted on at the Annual Meeting?

The matters scheduled to be acted on at the Annual Meeting are:

(1)	The election of six directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;

(2)	The conduct of an advisory vote on a resolution approving the Company’s compensation of its named executive officers;

(3)	The approval of an amendment to the Company’s 2015 Long Term Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 1,200,000 shares to 3,000,000 shares;

(4)	The ratification of the appointment of Montgomery Coscia Greilich LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year; and

(5)	The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof. (See Question 17, “What happens if additional matters are presented at the meeting?”)

9.       How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of all director nominees;
•	“FOR” the resolution approving the Company’s compensation of its named executive officers;
•	“FOR” the approval of the amendment to the Company’s 2015 Long Term Incentive Plan; and
•	“FOR” the ratification of the appointment of Montgomery Coscia Greilich LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

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10.	What shares can I vote?

Each share of the Common Stock issued and outstanding as of the close of business on October 10, 2018 (the “Record Date”) is entitled to be voted on all items being voted on at the meeting. You may vote or direct the vote of all shares you own as of the Record Date, including (1) shares held directly in your name as the shareholder of record, and (2) shares for which you are the beneficial owner through a broker, trustee or nominee such as a bank. On the Record Date, there were 15,047,470 shares of the Common Stock issued and outstanding.

11.	How can I vote my shares in person at the meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in “street name” may be voted in person at the meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.       How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy as described below. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or the voting instruction card provided by your broker, trustee or nominee, as applicable.

By Mail – Shareholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial holders may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet – Shareholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone – Shareholders of record who live in the United States may submit proxies by following the “Vote by Telephone” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” and live in the United States may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

13.       What is the deadline for voting my shares?

If you hold the shares as the shareholder of record, your proxy must be received before the polls close at the meeting. If you hold shares beneficially in “street name” with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

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14.	May I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are a shareholder of record, you may change your vote in one of three ways: (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) by providing a written notice of revocation to the Corporate Secretary at the Company’s corporate office address prior to your shares being voted, or (3) by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

15.       Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

16.       How are votes counted and what is the voting requirement to approve each of the proposals?

A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at the meeting. If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained. Each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote at the meeting.

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes. Thus, a shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. The election of each nominee as a director requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors and represented in person or by proxy at the meeting.

With respect to each other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For all matters to be brought before the meeting, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented in person or by proxy at the meeting will decide the question. Therefore, if you “ABSTAIN” with respect to any matter, the abstention has the same effect as a vote “AGAINST.” For this purpose, shares held by a broker, trustee or nominee who does not have discretionary authority to vote on a particular matter and who has not received voting instructions from the beneficial owner will not be deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but are counted as present for the purpose of determining the existence of a quorum. If a proxy states how the shares are to be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

17.       What happens if additional matters are presented at the meeting?

Other than the four items of business specifically described in this Proxy Statement, we are not aware of any other matter to be acted upon at the meeting. If you grant a proxy, the persons named

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as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason one or more of our director nominees becomes unable to serve or for good cause will not serve, the persons named as proxy holders may vote your proxy for such other candidate or candidates as may be nominated.

18.       Who will serve as inspector of elections?

The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

19.       Who will bear the cost of soliciting votes for the meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities other than reimbursement of reasonable out-of-pocket expenses directly related to such solicitation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

20.       Where can I find voting results from the Annual Meeting?

We intend to publish the final voting results from the Annual Meeting in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the Annual Meeting.

Stock Ownership Information

21.       What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Company shareholders may hold their shares directly in their own names or in “street name” through a broker or other nominee. As summarized below, there are several distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Securities Transfer Corporation, you are the shareholder of record of such shares. As the shareholder of record, you have the right to vote in person at the meeting or to grant your proxy directly to the Company or to a third party. There is a proxy card enclosed with these materials for your use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. You are also invited to attend the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or

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nominee how to vote your shares. Since a beneficial owner is not a shareholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee holding your shares giving you the right to vote the shares.

22.       What happens if I have questions for the Company’s transfer agent?

You may contact the Company’s transfer agent at the telephone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your shares.

Securities Transfer Corporation

2901 Dallas Parkway, Suite 380

Plano, TX 75093

(469) 633-0101

Annual Meeting Information

23.       How can I attend the meeting?

You are entitled to attend the Annual Meeting if you were a Company shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, your ownership as of the Record Date may be verified prior to you being admitted to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee or nominee, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to October 10, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. The Company may refuse admission to the Annual Meeting to anyone who does not provide proper identification upon request.

24.       How many shares must be present?

A majority of the issued and outstanding shares entitled to vote at the meeting must be represented in person or by proxy to satisfy the quorum requirements for holding the meeting and transacting business. Proxies submitted by brokers who do not vote (“broker non-votes”) because they do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are counted as present for the purpose of determining the existence of a quorum, but not for any other purpose.

Shareholder Proposals and Director Recommendations

25.   What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders?

If a shareholder wishes to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting of shareholders, the proposal must be received in proper form at the Company’s principal executive offices on or before June 19, 2019 in order to have the proposal included in the proxy materials of the Company for such meeting. If a shareholder wishes to submit a proposal at the next annual meeting of Shareholders outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the shareholder must notify the Company in writing of such proposal on or before September 2, 2019 in order to have that proposal considered at such meeting.

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To be in proper form, a shareholder’s notice must include information concerning the proposal. A shareholder who wishes to submit a proposal is encouraged to seek independent counsel with regard to the SEC requirements. The Company may exclude any proposal that does not meet the SEC’s requirements for submitting a proposal, and reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notices of intention to submit proposals for or at the Company’s next annual meeting of shareholders should be addressed to:

Corporate Secretary

RAVE Restaurant Group, Inc.

3551 Plano Parkway

The Colony, TX 75056

Fax (469) 384-5061

E-mail: corporate_secretary@pihq.com

26.       How may I recommend individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. For additional information, see “Corporate Governance Principles and Board Matters – Shareholder Recommendations and Nominations” below.

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PROPOSALS TO BE VOTED ON

PROPOSAL ONE:

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Board has determined that the board of directors be comprised of six directors, each of whom serves a one-year term and is subject to annual election. The Board has nominated six incumbent directors for re-election at the Annual Meeting. If elected, each director nominee will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Each nominee has expressed his intention to serve the entire term for which election is sought. The Board believes that all the nominees will be available to serve as directors. If any director nominee becomes unable to serve or for good cause will not serve, the Board may recommend a substitute nominee or leave a vacancy and fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute nominee if one is nominated.

The Board of Directors recommends a vote “FOR” each of the director nominees.

The following is biographical information for the nominee directors.

Mark E. Schwarz, 58, became a director and Chairman of the Board of the Company in 2004. Mr. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P. (“NCM”), a private investment management firm he founded in 1993. NCM is the general partner of Newcastle Partners, L.P., which is the largest shareholder of the Company. (See, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”) Mr. Schwarz is Chairman of the boards of directors of Hallmark Financial Services, Inc., a specialty property and casualty insurance company, and Wilhelmina International, Inc., a model management and talent representation company. Within the past five years, he has also served as a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company.

Brian T. Bares, 44, became a director of the Company in October 2017. Mr. Bares has since 2000 been the Chief Executive and Investment Officer of Bares Capital Management, Inc., a registered investment advisory firm. Since 2014, he has also served as the Managing Member of Nine Ten Capital Management, Inc., a private investment fund advisor. The Board believes that Mr. Bares should serve as a director of the Company due to his experience in investment management and his significant shareholdings in the Company. (See, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”)

Clinton J. Coleman, 41, became a director of the Company in 2007. He has since mid-2017 served as the Chairman and Chief Executive Officer of Novo Labs, Inc., a company that develops and provides conversational commerce services for managing transactions with consumers through voice channels. Previously, he had since 2010 served as the Chief Executive Officer of Bell Industries, Inc., a company primarily engaged in providing information technology services.  Mr. Coleman served as an investment professional with NCM from 2005 to 2017, including as a Managing Director (2012 to 2017) and Vice President (2005 to 2012).  He previously served as the Company’s Interim Chief Executive Officer from July, 2016 until January 2017, and from June, 2012 until November, 2012. Mr. Coleman also served as Interim Chief Financial Officer of the Company between July, 2006 and January, 2007.  Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an

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investment partnership, from 2003 to 2005. From 2002 to 2003, he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS.  Mr. Coleman presently serves as a director of Wilhelmina International, Inc., a model management and talent representation company. The Board believes that Mr. Coleman should serve as a director of the Company due to his experience in investment management and the management of publicly traded and privately held companies engaged in a wide range of industries.

William C. Hammett, Jr., 72, became a director of the Company in 2007. Mr. Hammett is retired. From 2010 to 2014, he served as the Chief Executive Officer of iH3, LLC, an integrated wellness and fitness company working with physicians and hospitals targeting chronic illnesses. He was the Chief Financial Officer and Executive Vice President of Pegasus Solutions, Inc., a global provider of reservations-related services and technology in the hospitality industry, from 2006 through 2008. Mr. Hammett was the Chief Financial Officer and Senior Vice President for Dave & Buster’s, Inc., an operator of restaurant/entertainment complexes, from 2001 through 2006. From 1997 to 2001, Mr. Hammett was self-employed in the restaurant industry. From 1992 to 1997, Mr. Hammett was the Chief Financial Officer/Senior Vice President Accounting & Administration for La Quinta Inns, Inc., a national hotel chain. Previously, he was employed by the accounting firm of PriceWaterhouseCoopers. The Board believes that Mr. Hammett should serve as a director of the Company due to his financial and management background and his experience in the restaurant, entertainment and hospitality industries.

Robert B. Page, 59, became a director of the Company in 2004. Since 2011, Mr. Page has been an independent restaurant consultant. Mr. Page served as the Chief Executive Officer of Backyard Burgers, Inc. from 2008 to 2011. He served as the Acting Chief Executive Officer of the Company from January, 2005 through March, 2005. He is also a former franchisee of Shoney’s, Inc., a family dining restaurant chain. From 2000 until 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants. From 1993 through 2000, he worked for Romacorp, Inc., which owned the Tony Roma’s chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. The Board believes that Mr. Page should serve as a director of the Company due to his management experience and his expertise in the restaurant industry.

Ramon D. Phillips, 85, became a director of the Company in 2004. He was previously a director of the Company from 1980 through 1989, and again from 1990 through 2002. Mr. Phillips is retired. He is the former Chairman of the Board, President, and Chief Executive Officer of Hallmark Financial Services, Inc., a property and casualty insurance holding company. He served as Chairman, President, and Chief Executive Officer of Hallmark from 1989 through 2000, and continued as Chairman and Chief Executive Officer through 2001. Prior to Hallmark, Mr. Phillips had twenty years of experience in the franchise restaurant industry, serving as Chief Financial Officer of the Company from 1974 to 1989 and as Controller for Kentucky Fried Chicken, Inc. from 1969 to 1974. The Board believes that Mr. Phillips should serve as a director of the Company due to his executive and board experience, his expertise in the franchise restaurant industry and his significant background with the Company.

There are no family relationships among any of our directors or executive officers. Company stock ownership for each director nominee is shown under the heading “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” and is based upon information furnished by the respective individuals.

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PROPOSAL TWO:

ADVISORY VOTE ON RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act and Rule 14a-21 promulgated by the SEC thereunder require the Company to (i) at least once every three years, present to the shareholders a non-binding, advisory vote on a resolution approving the compensation of certain executive officers, and (ii) at least once every six years, present to the shareholders a non-binding, advisory vote on the frequency of future resolutions to approve executive compensation. In accordance with the majority vote at the Company’s annual meeting of shareholders in 2013, the Board has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, at the Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s Proxy Statement dated October 17, 2018, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s named executive officers rather than any specific element or amount of compensation. This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company. However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

PROPOSAL THREE:

AMENDMENT OF THE 2015 LONG TERM INCENTIVE PLAN

The Company’s 2015 Long Term Incentive Plan (the “2015 LTIP”) was originally approved by the shareholders on November 18, 2014 and has not been previously amended. The Board proposes and recommends that the 2015 LTIP be amended to increase the maximum aggregate number of shares of Common Stock which may be issued thereunder from 1,200,000 shares to 3,000,000 shares. Stock options to purchase an aggregate of 50,000 shares of Common Stock are outstanding under the 2015 LTIP. In addition, an aggregate maximum of 1,160,370 shares of Common Stock are issuable pursuant to restricted stock units granted under the 2015 LTIP. As a result, no shares are presently available for grant under the 2015 LTIP. The Board has adopted an amendment to the 2015 LTIP increasing the maximum number of shares of Common Stock available for issuance by 1,800,000 shares. This amendment is subject to shareholder approval and will not become effective unless shareholder approval is obtained at the Annual Meeting.

The Board recommends a vote FOR approval of the amendment to the 2015 LTIP increasing the number of shares of Common Stock available for issuance thereunder from 1,200,000 shares to 3,000,000 shares.

Description of the 2015 LTIP

The description of the 2015 LTIP set forth below is a summary of its principal features as proposed to be amended. This summary, however, does not purport to be a complete description of all of the provisions of the 2015 LTIP and is qualified in its entirety by reference to the full text of the 2015 LTIP, a copy of which may be obtained, without cost, by written request addressed to the Corporate Secretary at the principal executive offices of the Company.

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Administration. The 2015 LTIP is administered by the Compensation Committee of the Board. The Compensation Committee has the authority to grant awards under the 2015 LTIP and to determine the terms and conditions of such awards.

Shares Available. The proposed amendment would increase the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares, restricted stock units, and rights granted without accompanying options may be granted from time to time under the 2015 LTIP from 1,200,000 shares to 3,000,000 shares. Shares with respect to which awards are granted may be, in whole or in part, authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held in treasury, as the Board from time to time determines. If for any reason (other than the surrender of options or Deemed Options, as defined below, upon exercise of rights) any shares as to which an option has been granted cease to be subject to purchase under the option, or any restricted shares are forfeited, or any shares cease to be issuable with respect to restricted stock units, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares or restricted stock units, will become available for subsequent awards under the 2015 LTIP. As of October 12, 2018, the closing price of the Common Stock on Nasdaq was $1.50 per share.

Eligibility. Awards under the 2015 LTIP are granted only to persons who are employed by the Company or its subsidiaries or who are non-employee directors. In determining the employees to whom awards are granted, the number of shares of Common Stock with respect to which each award is granted and the terms and conditions of each award, the Compensation Committee takes into account, among other things, the nature of the employee’s duties and his or her present and potential contributions to the Company’s growth and success. As of October 12, 2018, the Company had approximately 50 eligible employees.

Types of Awards. The following types of awards may be granted under the 2015 LTIP:

•	incentive stock options under Section 422 of the Internal Revenue Code (“IRC”);
•	non-qualified stock options, which are stock options other than incentive stock options;
•	restricted shares;
•	restricted stock units; and
•	rights, either with or without accompanying options.

Awards may be granted on the terms and conditions discussed below. In addition, the Compensation Committee may impose on any award or the exercise thereof such additional terms and conditions as they determine, including performance conditions, terms requiring forfeiture of awards in the event of termination of employment and terms permitting an award holder to make elections relating to his or her award. The Compensation Committee retains full power and discretion to accelerate or waive any term or condition of an award that is not mandatory under the 2015 LTIP. The term of each award is for such period as may be determined by the Compensation Committee, but not to exceed ten years.

Unless permitted by the Compensation Committee pursuant to the express terms of an award agreement, awards are generally not transferable other than by will or the laws of descent and distribution. The Compensation Committee may allow for the transfer of awards prior to an award holder’s death pursuant to a qualified domestic relations order and to certain immediate family members or entities related to an immediate family member even in the absence of a qualified domestic relations order.

Prohibition on Repricing. No award may be repriced, replaced, regranted through cancellation or modified without shareholder approval, except in connection with a change in capitalization of the

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Company, if the effect would be to reduce the exercise price for shares of Common Stock underlying the award.

Terms and Conditions of Stock Options. The 2015 LTIP authorizes grants of incentive stock options and non-qualified stock options to eligible persons. The exercise price of each stock option granted under the 2015 LTIP may vary, but may not be less than the fair market value of the shares as of the grant date. Options may not be exercised as to less than 100 shares of Common Stock (or less than the number of full shares of Common Stock, if less than 100 shares). The Compensation Committee may determine the methods and form of payment for the exercise price of a stock option. Unless otherwise provided, all options become 100% vested when the grantee retires at or after retirement age, the grantee dies or becomes totally and permanently disabled, or a change in control occurs. Prior to 100% vesting, options become exercisable in cumulative installments and upon events as determined by the Compensation Committee.

Terms and Conditions of Restricted Shares. The 2015 LTIP authorizes grants of restricted shares. Restricted shares are shares of Common Stock subject to a restricted period of up to ten years, as determined by the Compensation Committee. Except to the extent set forth in a particular award, a person granted restricted shares will generally have all of the rights of a shareholder, including the right to vote the restricted shares. However, during any period that restricted shares are subject to restrictions imposed by the Compensation Committee, the restricted shares may not be transferred or encumbered by an award holder. Upon termination of employment during the restricted period, restricted shares will be forfeited and reacquired by the Company. The Compensation Committee may determine the time or times at which, and the circumstances under which, any restrictions imposed on restricted shares will lapse and may shorten or waive a restricted period.

Terms and Conditions of Restricted Stock Units. Restricted stock units represent the right to receive shares of the Common Stock upon the satisfaction of vesting requirements, performance criteria and other terms and conditions established by the Compensation Committee. The holders of restricted stock units have no rights as shareholders unless and until all such requirements are satisfied and the shares have been issued. Restricted stock units are subject to a minimum vesting period of twelve consecutive months unless the Compensation Committee provides for accelerated vesting upon the grantee’s retirement at or after retirement age, the grantee’s death or total and permanent disability, or a change in control. The Compensation Committee may also, in its sole discretion, accelerate the vesting of any restricted stock unit at any time. Unless otherwise determined by the Compensation Committee, if an employee to whom restricted stock units have been awarded ceases to be an employee of the Company prior to vesting of all such restricted stock units and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability, or retirement at or after retirement age, the employee immediately forfeits all unvested restricted stock units.

Terms and Conditions of Rights. The 2015 LTIP authorizes awards of primary rights with or without accompanying options or additional rights with accompanying options. A primary right granted without a corresponding option is deemed to have been accompanied by a “Deemed Option.” A Deemed Option serves only to establish the terms and conditions of the primary right, has no value, and cannot be exercised to obtain shares of Common Stock.

A right granted in connection with an option must be granted at the time the option is granted. Each right is subject to the same terms and conditions as the related option or Deemed Option, and is exercisable only to the extent the option or Deemed Option is exercisable. At the time of grant of a primary right not granted in connection with an option, the Compensation Committee will set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option will include all terms and conditions that at the time of grant are required and, in the discretion of the Compensation

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Committee, may include any additional terms and conditions that at such time are permitted to be included in options granted under the 2015 LTIP.

A primary right entitles the holder to surrender unexercised the related option or Deemed Option (or any portion thereof) and to receive in exchange for each surrendered option, Deemed Option or portion thereof, subject to the provisions of the 2015 LTIP and regulations established by the Compensation Committee, a payment having an aggregate value equal to the excess of the fair market value per share of the Common Stock on the exercise date over the per share exercise price of the option or Deemed Option. Upon exercise of a primary right, payment may be made in the form of cash, shares of Common Stock, or a combination of both, as elected by the holder. Shares of Common Stock paid upon exercise of a primary right will be valued at the fair market value per share of the Common Stock on the exercise date. Cash will be paid in lieu of any fractional share based upon the fair market value per share of the Common Stock on the exercise date. Generally, no payment will be required from the holder upon exercise of a primary right. An additional right entitles the holder to receive, upon the exercise of a related option, a cash payment equal to a percentage of the product determined by multiplying the excess of the fair market value per share of the Common Stock on the date of exercise of the related option over the option price per share at which such option is exercisable, by the number of shares with respect to which the related option is being exercised.

Amendment and Termination. The Board has the right to amend, suspend or terminate the 2015 LTIP at any time, except that an amendment is subject to shareholder approval if such approval is required to comply with the IRC, the rules of any securities exchange or market system on which the Company’s securities are listed or admitted to trading at the time such amendment is adopted, or any other applicable laws. The Board may delegate to the Compensation Committee all or any portion of such authority. If the 2015 LTIP is terminated, the terms of the 2015 LTIP will, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 2015 LTIP may, without the consent of the grantee to whom an award was granted, adversely affect the rights of such grantee under such award.

Change in Control. Upon the occurrence of a change in control, with respect only to awards held by employees and directors (and their permitted transferees) at the occurrence of the change in control, (1) all outstanding rights and options will immediately become fully vested and exercisable in full, including that portion of any right or option that has not yet become exercisable; (2) the restriction period of any restricted shares will immediately be accelerated and the restrictions will expire; and (3) all restricted stock units will immediately be fully vested. A holder will not forfeit the right to exercise the award during the remainder of the original term of the award because of a change in control or because the holder’s employment is terminated for any reason following a change in control.

Section 16(b) Liability. The Company intends that the grant of any awards to or other transaction by an award recipient who is subject to Section 16(b) of the Exchange Act will be exempt from liability under Section 16(b) pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such award recipient). Accordingly, if a provision of the 2015 LTIP or any award agreement does not comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, such provision will be deemed amended to the extent necessary to conform to Rule 16b-3 so that the award recipient avoids liability under Section 16(b) of the Exchange Act.

Federal Income Tax Consequences of Awards under the 2015 LTIP

Set forth below is a summary of the federal income tax consequences to award recipients and to the Company as a result of the grant and exercise of awards under the 2015 LTIP. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date hereof. This summary does not discuss any potential foreign, state, or local tax consequences.

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Non-Qualified Stock Options and Incentive Stock Options. Option holders will not realize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an option holder will recognize ordinary compensation income (subject to withholding by the Company or a subsidiary) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price paid for the shares. An option holder will generally have a tax basis in any shares received upon exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an option holder under the foregoing rules.

Recipients of incentive stock options will not have taxable income upon the grant or exercise of the incentive stock option. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock received over the exercise price will increase the alternative minimum taxable income of the option holder, which may cause the option holder to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the option holder’s regular tax liability in a later year to the extent that the option holder’s regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of shares of Common Stock acquired upon exercise of an incentive stock option that have been held for at least two years from the date of grant and one year from the date of exercise of the incentive stock option, an option holder will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the option holder for the shares. However, if an option holder disposes of shares that have not been held for the requisite holding period (a “disqualifying disposition”), the option holder will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the shares at the time of exercise of the incentive stock option (or, if less, the amount realized in an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the option holder for such shares. An option holder will also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the shares on the exercise date.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless an option holder makes a disqualifying disposition of the shares of Common Stock. If an option holder makes a disqualifying disposition, the Company (or a subsidiary) will then, subject to the limitations on deductibility discussed below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by an option holder under the rules described in the preceding paragraph.

Under current rulings, if an option holder transfers previously held shares of Common Stock (other than shares acquired by exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although an option holder would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares received upon exercise which equals the number of shares of previously held shares of Common Stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the option holder, plus the amount of compensation income recognized by the option holder under the rules described above.

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Restricted Shares. Generally, a recipient of restricted shares will recognize ordinary compensation income as a result of the receipt of restricted shares in an amount equal to the fair market value of the shares of Common Stock when such shares first cease to be subject to a prohibition on transfer or to a substantial risk of forfeiture. The amount of income realized will be the value of the shares at the date the shares first become transferable or cease to be subject to substantial risk of forfeiture. However, if such a recipient makes a valid election under IRC Section 83(b), the restricted shares will be taxable at the date of receipt of the shares and the recipient will realize ordinary income upon the grant of the restricted shares in an amount equal to the value of the shares without regard to the restrictions on transferability and the risk of forfeiture.

Restricted Stock Units. Recipients of restricted stock units will recognize ordinary compensation income at the time they become entitled to receive Common Stock for their restricted stock units. The amount of income realized will be the fair market value of the Common Stock on the date they become entitled to receive the Common Stock. Recipients of restricted stock units are not entitled to make an election under IRC Section 83(b).

Rights. A holder of a right will not recognize taxable income upon the grant of a right. Upon the exercise of a right, the holder will recognize ordinary compensation income (subject to withholding by the Company or a subsidiary) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price (if any). A right holder will generally have a tax basis in any shares received pursuant to the exercise of a right that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a right holder.

Withholding. An award recipient will be subject to withholding for federal, and any applicable state and local, income taxes at the time the award recipient recognizes income under the rules described above. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an award recipient under the foregoing rules.

Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2015 LTIP could also in some circumstances be limited by the golden parachute payment rules of IRC Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, IRC Section 162(m) limits to $1.0 million the deductibility of most compensation paid during a taxable year of the Company to certain executive officers of the Company.

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PROPOSAL FOUR:

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Montgomery Coscia Greilich LLP (“MCG”), an independent registered public accounting firm, as the independent auditors of the Company for the 2019 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. Shareholder ratification of the appointment is not required by our Bylaws or by any other applicable law. In the event our selection of auditors is not ratified by a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting, the Audit Committee will reconsider whether or not to retain MCG. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

A representative of MCG is expected to be present at the Annual Meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.

The Board of Directors recommends a vote “FOR” the ratification of the selection of Montgomery Coscia Greilich LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business effectively, serving our shareholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted a Code of Business Conduct that applies to all Company employees and directors and a Financial Code of Conduct for financial managers. These codes work in conjunction with the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and various Board committee charters, and together form the framework for governance of the Company. These documents are available at the Company’s website at www.raverg.comhttp://www.pizzainn.com. We will post on this website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors or executive officers.

The business of the Company is managed under the direction of the Board. Each director is expected to make reasonable efforts to attend board meetings, meetings of committees of which such director is a member and the annual meeting of shareholders. The Board intends to comply with the corporate governance requirements of the SEC and Nasdaq in order to assure that the Board will have the necessary practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.

Board Independence and Independence Standards

Each of the Company’s current directors qualifies as “independent” in accordance with published Nasdaq listing requirements. An independent director must not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board considers all relevant facts and circumstances in assessing each director’s relationship with the Company. Independent directors meet at least twice annually apart from management representatives.

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Board Structure and Committee Composition

The Board has four standing committees: (1) Executive Committee, (2) Audit Committee, (3) Compensation Committee, and (4) Nominating and Governance Committee. Current copies of the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on the Company’s website at www.raverg.comhttp://www.pizzainn.com. Below is a description of the primary functions performed by each committee. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each current member of each committee meets the applicable laws and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Executive Committee. The Executive Committee considers issues as directed by the Chairman of the Board. It also may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as otherwise limited by Missouri law.

Audit Committee. The responsibilities of the Audit Committee include reviewing: (a) the financial reports and other financial information provided by the Company to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (c) the Company’s auditing, accounting and financial reporting processes generally; and (d) the terms of transactions between the Company and related parties. The Audit Committee also performs such other functions as the Board may from time to time assign to the committee. In performing its duties, the Audit Committee seeks to maintain an effective working relationship with the Board, the independent accountants and management of the Company. The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter. This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines and evolving practices.

The report of the Audit Committee is included in this Proxy Statement.

Compensation Committee. The primary responsibilities of the Compensation Committee are: (a) to review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company; (b) to review executive bonus plan allocations; (c) to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs; (d) to oversee the Company’s administration of its equity-based compensation and other benefit plans; and (e) to approve awards to officers and employees of the Company under its 2015 Long Term Incentive Plan. The Board determines whether the Compensation Committee will take action as a committee or will make recommendations to the Board. In fiscal 2018, the Compensation Committee determined the compensation of the Company’s executive officers and the Chief Executive Officer made recommendations to the Compensation Committee with regard to compensation for its other officers. The specific duties and functions of the Compensation Committee are set forth in its charter.

Nominating and Governance Committee. The primary responsibilities of the Nominating and Governance Committee are: (a) to recommend the slate of director nominees for election to the Board; (b) to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings; and (c) to review, evaluate and recommend changes to the Company’s corporate governance practices. The Nominating and Governance Committee’s role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments. The specific responsibilities and functions of the Nominating and Governance Committee are set forth in its charter.

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Review and Evaluation of Director Qualifications

From time to time, the Nominating and Governance Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board. This assessment involves numerous facets, including: diversity of background, business experience and other factors; understanding of and achievements in the restaurant industry; board service; business, finance, and marketing expertise; and community involvement. These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point. As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established specific minimum criteria or qualifications that a nominee must possess.

Identifying and Evaluating Candidates for Director

When Board vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. In general, candidates for nomination to the Board are suggested by Board members or by employees, and may come from professional search firms or shareholders. In fiscal 2018, the Company did not employ a search firm or pay fees to third parties in connection with seeking or evaluating Board nominee candidates. Assuming that appropriate biographical and background materials are provided for candidates recommended by shareholders on a timely basis, the Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply criteria including finding candidates who bring the background, knowledge, experience, skill sets, and expertise that would strengthen and increase the diversity of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.

Shareholder Recommendations and Nominations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board, as described above under “Identifying and Evaluating Candidates for Director.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

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Corporate Secretary

RAVE Restaurant Group, Inc.

3551 Plano Parkway

The Colony, TX 75056

Fax: (469) 384-5061

E-mail: corporate_secretary@pihq.com

Shareholders may nominate directors for consideration at an annual shareholders meeting and solicit proxies in favor of such nominees. The Nominating and Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. The Company has not received any shareholder nominations for director for the upcoming Annual Meeting of Shareholders.

Board and Committee Meetings

The Board met five times during the 2018 fiscal year, as well as approving various matters by unanimous written consent. The Company encourages all directors to attend each Annual Meeting of the shareholders, but has no formal policy requiring attendance. Three of the then incumbent directors attended the last annual shareholders meeting. All current directors attended 75% or more of the Board meetings and meetings of the committees on which they served. Below is a table that provides current membership and fiscal year 2018 meeting information for each of the Board committees:

Name	Executive	Audit	Compensation	Nominating & Governance
Mark E. Schwarz	X*		X*	X*
Brian T. Bares			X
Clinton J. Coleman
William C. Hammett, Jr.		X*		X
Robert B. Page	X	X
Ramon D. Phillips	X	X	X
Number of Meetings in Fiscal 2018	0	7	5	0
*	Committee chairman.

Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company, providing day-to-day leadership and achieving the performance goals of the Company. The Chairman of the Board leads the activities of the Board in providing oversight to management, provides guidance to the Chief Executive Officer and serves as a liaison between management and the Board. The Board believes that separating the roles of the Chairman and Chief Executive Officer enhances the ability of the Board to objectively evaluate the management and operations of the Company for the benefit of shareholders.

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Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Through committee reports, the entire Board is regularly informed regarding the nature and management of the risks overseen by each of its committees.

Communications from Shareholders to the Board

The Board recommends that shareholders initiate any communications with the Board in writing in care of:

Corporate Secretary

RAVE Restaurant Group, Inc.

3551 Plano Parkway

The Colony, TX 75056

Fax: (469) 384-5061

E-mail: corporate_secretary@pihq.com

This centralized process assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients. However, the Board has also instructed the Corporate Secretary to review such correspondence prior to forwarding and in her discretion not to forward items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, the correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Compensation

The Chairman of the Board receives an annual retainer of $23,000 and the other non-employee directors receive an annual retainer of $17,000. Each non-employee director additionally receives a fee of $1,000 for each Board meeting attended and a fee of $250 for each committee meeting attended. Directors are also reimbursed for their reasonable expenses in connection with attending Board and committee meetings.

In addition to an annual retainer and meeting fees, each non-employee director is eligible to receive awards under the 2015 LTIP. Pursuant to the 2015 LTIP, the Compensation Committee and full Board have authorized eligible directors to automatically be granted, as of the first day of the Company’s fiscal year, an option to purchase two shares of the Common Stock for each share purchased by such non-employee director during the preceding fiscal year of the Company (excluding shares purchased upon the exercise of previously granted options), up to a maximum grant of options to purchase 40,000 shares of the Common Stock.. Stock options granted under the 2015 LTIP have an exercise price equal to the market price of the Common Stock on the date of grant, are first exercisable one year after grant and expire to the extent unexercised after ten years.

The following table summarizes compensation earned by each person who served as a non-employee director at any time during fiscal 2018.

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Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Mark E. Schwarz (2)	28,500	--	28,500
Brian T. Bares (3)	16,500	--	16,500
Clinton J. Coleman (2)	21,250	--	21,250
William C. Hammett, Jr. (2)	23,250	--	23,250
Steven M. Johnson (2)(3)	5,500	--	5,500
Robert B. Page (2)	23,250	--	23,250
Ramon D. Phillips (2)	23,250	--	23,250

(1)	Reflects the fair value of each stock option estimated on the date of grant using the Black-Scholes option pricing model. Assumptions used in calculating this amount are included in Note H to the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

(2)	No stock options were granted to non-employee directors in fiscal 2018. As of June 24, 2018, Messrs. Bares, Johnson, Page and Phillips held no unexercised stock options and Messrs. Schwarz, Coleman and Hammett held unexercised stock options for 135,000, 213,256 and 29,800 shares, respectively.

(3)	Mr. Johnson resigned from the Board and Mr. Bares was appointed to fill the vacancy on October 27, 2017.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers:

Name	Age	Position	Executive Officer Since
Scott Crane	45	Chief Executive Officer	2017
Robert W. Bafundo	62	President	2018
Andrea K. Allen	49	Chief Accounting & Administrative Officer	2018

Scott Crane was appointed President and Chief Executive Officer of the Company in January 2017. From 2007 through 2016, Mr. Crane served as the Managing Partner and Operating Director of Consumer Capital Partners, an investment firm specializing in leveraged buyouts, recapitalizations and growth capital investments, primarily in the restaurant, food, retail and leisure industries. From 2012 through 2016, he variously served as President (2012-2016), Chief Executive Officer (2013-2016) and Chief Development Officer (2012-2014) of Smashburger, a fast casual “better burger” restaurant chain. From 2010 to 2011, Mr. Crane served as President of Corporate Restaurants at Quiznos, a chain of submarine sandwich restaurants. He was previously the President of Smashburger from 2007 through 2010.

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Robert W. Bafundo was appointed President of the Company in September, 2018. Mr. Bafundo had served as President of the Company’s Pizza Inn subsidiary since 2016. From 2009 through 2015, he was employed by Garbanzo Mediterranean Grill, a fast-casual restaurant concept, first as Vice President of Company and Franchise Operations and as President since 2014. From 2007 to 2009, Mr. Bafundo was Senior Vice President of Operations for Back Yard Burgers, Inc., a quick-serve restaurant chain. From 2004 to 2007, he was the owner and manager of D Brands LLC, a master franchisee for Sport Clips men’s hairstyling salons, as well as the owner and operator of Diamond Star Windward LLC, a franchisee of the Tin Star Southwest Grill fast-casual restaurant concept. Mr. Bafundo was employed by KFC National Management Company, the operator of several quick-serve food chains, as Director of Operations from 1993 to 1996 and as Senior Director of Operations from 1996 to 2004. Previously, he served in various capacities from 1978 to 1992 at Rax Restaurants, Inc., a quick-serve restaurant chain, completing his tenure as Senior Vice President of Operations.

Andrea K. Allen was appointed Chief Accounting and Administrative Officer of the Company in September, 2018. In such capacity, she is the principal financial officer of the Company. Ms. Allen had served as Controller of the Company since April, 2017. From January through March, 2017, she served as Controller of Sunfinity Solar, LLC, an installer of solar panels. From 2011 through 2016, Ms. Allen was the Controller of Bar Louie, BL Restaurant Operations, LLC, a casual to upscale restaurant and bar concept. During 2016, she was also given the role of Vice President of Procurement and Information Systems. From 2010 to 2011, Ms. Allen was a financial planner with MassMutual Financial Group, a provider of insurance and financial planning products and services, from 2006 to 2011, and was also a financial consultant to TGI Friday’s USA, a casual dining restaurant chain, from 2010 to 2011. She had previously worked with telecommunications firms Ericsson Inc., Perot Systems and Northern Telecom in a variety of accounting and financial roles. She is a Certified Public Accountant.

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SUMMARY COMPENSATION TABLE

 The following table summarizes the compensation earned during the fiscal years ending June 24, 2018 and June 25, 2017 by each person who served as an executive officer of the Company at any time during fiscal 2018 or is presently an executive officer of the Company (the “Named Executive Officers”):

Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Scott Crane President and Chief Executive Officer (3)	2018 2017	400,000 186,238	399,816 200,000	635,000 --	-- --	1,434,816 386,238
Timothy E. Mullany Chief Financial Officer (4)	2018 2017	298,000 299,294	56,226 15,000	149,021 --	5,960 4,382	509,207 318,676
Robert W. Bafundo President (5)	2018 2017	189,490 180,250	63,059 27,000	74,401 --	2,842 --	329,792 207,250
Andrea K. Allen Chief Accounting & Administrative Officer (5)	2018 2017	166,800 63,462	32,984 1,500	20,955 --	1,828 --	222,567 64,962

(1) Reflects the fair value of each restricted stock unit award estimated on the date of grant based on the probable outcome of certain performance conditions. Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions. Assumptions used in calculating the grant date fair value are included in Note H to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended June 24, 2018. Assuming that the highest level of performance conditions will be achieved, the grant date fair value of awards to Mr. Crane, Mr. Bafundo and Ms. Allen awards would be $1,079,501, $131,632 and $41,910, respectively. Mr. Mullany’s restricted stock units have been forfeited.

(2)	Represents the Company’s matching contribution to 401(k) plan.

(3)	Mr. Crane’s tenure commenced January 9, 2017. He ceased to be President on September 18, 2018.

(4)	Mr. Mullany resigned from the Company on July 31, 2018.

(5)	Mr. Bafundo and Ms. Allen were appointed as executive officers on September 18, 2018.

EMPLOYMENT ARRANGEMENTS

The Company's current executive officers, Mr. Crane, Mr. Bafundo and Ms. Allen, are all at-will employees. None of the current executive officers are covered under any general severance plan.

Mr. Crane is employed as Chief Executive Officer of the Company pursuant to a letter agreement specifying his initial base pay, bonus, restricted stock units and relocation reimbursement, as well as eligibility for annual discretionary bonuses, eligibility to participate under the Company’s equity compensation plans and right to other benefits generally available to the Company’s employees. The letter agreement also provides that, if the Company terminates Mr. Crane without Cause (as defined therein) or Mr. Crane terminates his employment for Good Reason (as defined therein), he will be entitled to continue to receive his base salary and health care benefits for a severance period equal to the lesser of (a) 12 months, or (b) six months plus three months for each full year of service. In the event such termination by the Company without Cause or termination by Mr. Crane for Good Reason occurs within three months prior to or 12 months following a Change in Control (as defined therein), Mr. Crane will additionally be entitled to a pro rata portion of his annual bonus. The letter agreement also contains a covenant not to compete which precludes Mr. Crane from engaging in any pizza restaurant business for a period of 12 months after the termination of his employment, as well as non-disclosure, non-solicitation and other common employment covenants.

 Neither Mr. Bafundo nor Ms. Allen has any written employment agreement with the Company.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards at June 24, 2018, for all the Named Executive Officers of the Company.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Award Date (1)	Number of Unearned Shares Underlying Restricted Stock Units That Have Not Vested (#) (2)	Market Value of Unearned Shares Underlying Restricted Stock Units That Have Not Vested ($) (2)(3)
Scott Crane	--	--	--	--	12/29/2017 01/12/2017	133,335 150,000	$200,002 $225,000
Timothy E. Mullany (4)	60,000	40,000	6.03	05/05/2024	12/29/2017 12/14/2016 01/28/2016	34,766 32,595 10,025	$52,150 $48,893 $15,038
Robert W. Bafundo	--	--	--	--	12/29/2017 11/15/2016	21,030 13,520	$31,545 $20,280
Andrea K. Allen	--	--	--	--	12/29/2017	11,000	$16,500

(1)	Restricted stock units granted January 28, 2016 vest October 15, 2018. Restricted stock units granted November 15, 2016, December 14, 2016 and January 12, 2017 vest October 15, 2019. Restricted stock units granted December 29, 2017 vest October 15, 2020.

(2)	Based on achieving all minimum performance conditions.

(3)	Based on the closing market price of the Company’s common stock of $1.50 on October 12, 2018.

(4)	Mr. Mullany forfeited all stock options and restricted stock units in connection with his resignation on July 31, 2018.

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INDEPENDENT AUDITORS

The Audit Committee has selected Montgomery Coscia Greilich LLP, as the independent auditors of the Company for the 2019 fiscal year. MCG has audited the Company’s financial statements for the fiscal years ended June 24, 2018 and June 25, 2017. A representative of MCG is expected to be present at the Annual Meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.

The following table shows the fees the Company paid or accrued for audit and other services provided by MCG for fiscal years 2018 and 2017:

	2018	2017
Audit Fees	$138,641	$104,764
Tax Fees	$73,139	$85,703
All Other Fees	--	$2,153
Total	$211,780	$192,620

Audit Fees. This category represents aggregate fees billed by MCG for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 24, 2018 and June 25, 2017, and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years.

Tax Fees. These fees consist of amounts billed by MCG for work related to income tax return preparation, sales and use tax return preparation, sales and use tax audit services, an employer tax advisory engagement and related services.

All Other Fees. This amount represents fees billed by MCG for Form S-3 review services.

Pre-Approval of Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditors. Audit Committee policy requires all services provided by MCG to be pre-approved by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. In fiscal 2018, all audit and non-audit services performed by MCG were pre-approved by the Audit Committee.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors and acts under a written charter approved and adopted by the Board. The Audit Committee reviews its charter on an annual basis. Each of the members is independent as defined by all Nasdaq and SEC requirements. The Board annually reviews the relevant definitions of independence for audit committee members and makes an annual determination of the independence of Audit Committee members.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Phillips, is an “audit committee financial expert,” as defined by SEC rules and regulations. This designation does not impose upon Mr. Phillips any duty, obligation or liability that is greater than is generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert does not affect the duty, obligation or liability of any other member of the Audit Committee or the Board. For an overview of Mr. Phillips’ relevant experience, see “Election of Directors” above.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended June 24, 2018. It also discussed with MCG the matters required to be discussed by Auditing Standard 1301, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received the written disclosures and the letter from MCG required by applicable requirements of the PCAOB regarding MCG’s communications with the Audit Committee concerning independence and the Audit Committee discussed with MCG that firm’s independence.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditor, MCG, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements to generally accepted accounting principles.

Based on the discussions with MCG concerning the audit, the financial statement review, and other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 24, 2018 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Submitted to the Board by the undersigned members of the Audit Committee.

Audit Committee

William C. Hammett, Jr., Chairman

Robert B. Page

Ramon D. Phillips

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report therein by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of the Record Date concerning beneficial ownership of the Common Stock of the Company by:

  Any person or group known to beneficially own more than 5% of the Company’s Common Stock;

  Each current director and the Named Executive Officers of the Company; and

  All current directors and executive officers as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and other information provided to the Company. The number of shares beneficially owned by each person or group is determined under SEC rules, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person or group has sole or shared voting or investment power and any shares that the person or group has the right to acquire within 60 days after the Record Date through the exercise of any stock option or other right. Unless otherwise indicated, (a) all persons have sole voting and investment power (or share such powers with their spouse) with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the directors and Named Executive Officers have not pledged as security any of the shares beneficially owned by them.

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Beneficial Owner	No. of Shares Beneficially Owned	Percent Of Class
5% Beneficial Owners:
Newcastle Partners, L.P. (1)(2)	3,381,953	21.9
Newcastle Partners, L.P. (3)(4) Newcastle Capital Management, L.P. (3)(4) Newcastle Capital Group, L.L.C. (3)(4) NCM Services, Inc. (3)(4) Schwarz 2012 Family Trust (3)(4) Hallmark Financial Services, Inc. (3)(4) American Hallmark Insurance Company of Texas (3)(4) Hallmark Insurance Company (3)(4) Hallmark Specialty Insurance Company (3)(4) Mark E. Schwarz (3)(4)	6,010,730	38.2
Directors and Named Executive Officers:
Mark E. Schwarz (3)(4)	6,010,730	38.2
Brian T. Bares	1,388,715	9.2
Clinton J. Coleman (5)	320,084	2.1
William C. Hammett, Jr. (5)	36,900	*
Robert B. Page	--	--
Ramon D. Phillips (6)	16,923	*
Scott Crane	387,272	2.6
Timothy E. Mullany	11,980	*
Robert W. Bafundo	--	--
Andrea K. Allen	--	--
All directors and current executive officers (3)(4)(5)	8,172,604	51.2

*Represents less than 1.0%.

(1)	The general partner of Newcastle Partners, L.P. (“NP”) is Newcastle Capital Management, L.P. (“NCM”), the general partner of NCM is Newcastle Capital Group, L.L.C. (“NCG”), the sole member of NCG is NCM Services, Inc. (“NCMS”), the sole shareholder of NCMS is the Schwarz 2012 Family Trust (“Schwarz Trust”) and the sole trustee of the Schwarz Trust is Mark E. Schwarz. Accordingly, each of NCM, NCG, NCMS, the Schwarz Trust and Mr. Schwarz may be deemed to beneficially own the shares of Common Stock directly owned by NP.

(2)	Includes 2,989,453 shares directly owned by NP and 392,500 shares which may be acquired upon conversion of 4% Convertible Senior Notes due 2022 (“Convertible Notes”).

(3)	NP, NCM, NCG, NCMS, the Schwarz Trust, Mr. Schwarz, Hallmark Financial Services, Inc. (“HFS”), American Hallmark Insurance Company of Texas (“AHIC”), Hallmark Insurance Company (“HIC”) and Hallmark Specialty Insurance Company (“HSIC”) may be considered a “group” for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, each member of such group may be deemed to share voting and investment power over and beneficially own all shares of the Common Stock owned by all other members of the group. The address for NP, NCM, NCG, NCMS, the Schwarz Trust and Mr. Schwarz is 200 Crescent Court, Suite 1400, Dallas, Texas 75201. The address for HFS, AHIC, HIC and HSIC is 777 Main Street, Suite 1000, Fort Worth, Texas 76102.

(4)	Includes (a) 2,989,453 shares directly owned by NP and 392,500 shares which may be acquired upon conversion of Convertible Notes, (b) 1,741,230 shares directly owned by AHIC and 79,700 shares which may be acquired upon conversion

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of Convertible Notes, (c) 252,428 shares directly owned by HIC and 46,700 shares which may be acquired upon conversion of Convertible Notes, (d) 252,428 shares directly owned by HSIC and 46,700 shares which may be acquired upon conversion of Convertible Notes, and (e) 100,691 shares directly owned by Mr. Schwarz, 13,900 shares which may be acquired upon conversion of Convertible Notes and 95,000 shares which may be acquired pursuant to currently exercisable stock options.

(5)	Includes the following shares which may be acquired upon conversion of Convertible Notes: (a) for Mr. Coleman, 40,150 shares; and (b) for Mr. Hammett, 2,100 shares. Includes the following shares which may be acquired pursuant to currently exercisable options: (a) for Mr. Coleman, 173,256 shares; and (b) for Mr. Hammett, 19,800 shares.

(6)	Includes 5,333 shares over which Mr. Phillips shares voting and dispositive power by virtue of his position as a director and officer of the corporation holding such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to report their ownership of and transactions in the Common Stock to the SEC and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company’s executive officers, directors and beneficial owners of more than 10% of Common Stock timely filed all reports required by Section 16(a) of the Act, except that Mr. Schwarz, AHIC, HIC and HSIC were each unavoidably late filing a Form 4 to report the purchase of shares in a shareholder rights offering due to a delay in receiving confirmations from brokers. In making these statements, the Company has relied upon examination of copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the representations of its directors, executive officers and 10% shareholders.

RELATED PARTY TRANSACTIONS

On February 20, 2014, the Company entered into an Advisory Services Agreement (the “ASA”) with NCMS pursuant to which NCMS provided certain advisory and consulting services to the Company.  NCMS is indirectly owned and controlled by Mark E. Schwarz, the Chairman of the Company.  The term of the ASA commenced December 30, 2013, and continued quarterly until terminated by either party.  Pursuant to the ASA, NCMS was paid an initial fee of $150,000, quarterly fees of $50,000 and an additional fee of up to $50,000 per quarter not to exceed an aggregate of $100,000 in additional fees.  The quarterly and additional fees were waived if the Company was not in compliance with all financial covenants under its primary credit facility or to the extent that payment of those fees would result in non-compliance with such financial covenants. During fiscal 2017, the Company accrued $200,004 in fees due under the ASA. The ASA was terminated effective June 26, 2017.

MISCELLANEOUS

A copy of our 2018 Annual Report, which includes our Form 10-K for the fiscal year ended June 24, 2018, is enclosed. Shareholders may request another free copy of our 2018 Annual Report from:

RAVE Restaurant Group, Inc.

Attn: Investor Relations

3551 Plano Parkway

The Colony, TX 75056

(800) 880-9955

Current and prospective investors may also access the 2018 Annual Report on the Investor Relations page of our web site at http://www.pizzainn.comwww.raverg.com.http://www.pizzainn.com We will also furnish any exhibit to the 2018 Form 10-K as specifically requested.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 17, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY SUBSEQUENT DATE.